Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. §1350

AS ADOPTED PURSUANT TO

§906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Security Bank Corporation (the “Company”) for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the Date hereof (the “Report”), Tony E. Collins, Interim Chief Executive Officer of the Company, and James R. McLemore, Jr., Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 10, 2008

/s/ Tony E. Collins
Tony E. Collins Interim President and Chief Executive Officer

Date: November 10, 2008

/s/ James R. McLemore, Jr.
James R. McLemore, Jr. Executive Vice President and Chief Financial Officer

This certification accompanies this Report pursuant to §906 of the Sarbanes-Oxley Act 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.